Exhibit 10.26

LEASE AMENDMENT NO. 5

This Lease Amendment made and entered into this 19th day of January 2007, by and between, Whitesell Enterprises, hereinafter referred to as "Landlord" and American Bio Medica Corporation, hereinafter referred to as "Tenant".

Whereas, Landlord leased to Tenant that certain premises known as 603 Heron Drive, Units 3, 4 and Unit 6, Bridgeport, New Jersey, consisting of 14,407 square feet (the "Property"), pursuant to a Lease dated July 7, 1999; and subsequently amended by Lease Amendment No.1 dated August 17, 1999, Lease Amendment No.2 date March 23, 2001, Lease Amendment No.3 dated August 20, 2002, and Lease Amendment No.4 dated October 9, 2006 (the "Lease"), the terms and conditions being more particularly described therein, and

NOW THEREFORE, in consideration of these promises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant intending to be legally bound hereby amend the Lease as follows:

1.	Tenant took occupancy of Unit 6 at 603 Heron Drive, Bridgeport, New Jersey. Lease, rent, and additional rent shall commence December 21, 2006 and terminate December 31, 2011.

2.	Units 3 & 4 under this Lease shall terminate on December 31, 2011.

All other terms and conditions of the original Lease, as amended, shall remain in full force and effect.

LANDLORD: WHITESELL ENTERPRISES

By:	/s/ Thomas J. Heitzman
Thomas J. Heitzman, Authorized Agent

TENANT: AMERICAN BIO MEDICA CORPORATION

By:	/s/ Stan Cipkowski / Keith Palmer
Stan Cipkowski / Keith Palmer